                                                                   EXHIBIT 99.4

                                                                [EXECUTION COPY]





                                U.S. $200,000,000

                                TRADE RECEIVABLES

                           PURCHASE AND SALE AGREEMENT

                          Dated as of February 28, 1989

                  As AMENDED and RESTATED as of October 1, 1991

                                      Among

                           THE DETROIT EDISON COMPANY

                                    as Seller

                                       and

                                 CITIBANK, N.A.

                                       and

                          CITICORP NORTH AMERICA, INC.

                            Individually and as Agent

                                TABLE OF CONTENTS

Section                                                                            Page
-------                                                                            ----
Preliminary Statements................................................................1

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Certain Defined Terms.................................................1

                Administration Fee....................................................2
                Agent's Account.......................................................2
                CAFCO Agreement.......................................................2
                Capital...............................................................2
                Certificate...........................................................2
                Citibank Rate.........................................................2
                Collection Agent......................................................2
                Collection Agent Fee..................................................2
                Commitment............................................................2
                Commitment Termination Date...........................................2
                Event of Termination..................................................2
                Original Agreement....................................................2
                Owner.................................................................3
                Program Fee...........................................................3
                Termination Date......................................................3
                Yield.................................................................3

SECTION 1.02    Incorporation by Reference............................................3

SECTION 1.03    Other Terms...........................................................4

SECTION 1.04    Computation of Time Periods...........................................4


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01    Commitment............................................................4

SECTION 2.02    Making Purchases......................................................4

SECTION 2.03    Termination or Reduction of the Commitment............................5

SECTIONS 2.04   through 2.09  Incorporation by Reference..............................5

SECTION 2.10    Fees..................................................................5

SECTION 2.11    Increased Costs.......................................................6

SECTION 2.12    Additional Yield on Eligible Assets Bearing a Eurodollar Rate.........7


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

SECTION 3.01    Conditions Precedent to Initial Purchase..............................7

SECTION 3.02    Conditions Precedent to All Purchases and Reinvestments...............8

SECTION 3.03    Conditions Subsequent to Initial Purchase.............................8


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01    Representations and Warranties of the Seller..........................9


                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

SECTION 5.01    Affirmative Covenants of the Seller...................................9

SECTION 5.02    Reporting Requirements of the Seller..................................9

SECTION 5.03    Negative Covenants of the Seller......................................9


                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

SECTION 6.01    Designation of Collection Agent.......................................9

SECTIONS 6.02   through 6.05  Incorporation by Reference..............................9


                                   ARTICLE VII

                              EVENTS OF TERMINATION

SECTION 7.01    Events of Termination................................................10


                                  ARTICLE VIII

                                    THE AGENT

SECTION 8.01    Authorization and Action.............................................11

SECTION 8.02     Agent's Reliance, Etc...............................................11

SECTION 8.03     CNAI and Affiliates.................................................12


                                   ARTICLE IX

                          ASSIGNMENT OF ELIGIBLE ASSETS

SECTION 9.01     Assignability.......................................................12

SECTION 9.02     Authorization of Agent..............................................12


                                    ARTICLE X

                                 INDEMNIFICATION

SECTION 10.01    Indemnities by the Seller...........................................12


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01    Amendments, Etc.....................................................14

SECTION 11.02    Notices, Etc........................................................14

SECTION 11.03    No Waiver; Remedies.................................................14

SECTION 11.04    Binding Effect; Assignability.......................................15

SECTION 11.05    Governing Law.......................................................15

SECTION 11.06    Costs, Expenses and Taxes...........................................15

SECTION 11.07    Confidentiality.....................................................15

SECTION 11.08    Confirmation of Agreement...........................................16

SECTION 11.09    Execution in Counterparts...........................................16



                                    EXHIBITS

EXHIBIT A        Form of Certificate

EXHIBIT B        Form of Opinion of Leon S. Cohan, General Counsel
                 for the Seller

                                TRADE RECEIVABLES

                           PURCHASE AND SALE AGREEMENT

                          Dated as of February 28, 1989

                  As AMENDED and RESTATED as of October 1, 1991

     THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNAI") and as agent for itself and Citibank (the "Agent"), agree as follows:


PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in
Article I of this Agreement.

     (2) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell interests referred to herein as Eligible Assets.

     (3) Citibank desires to purchase Eligible Assets from the Seller, and CNAI may elect to purchase Eligible Assets from the Seller.

     (4) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield and Collection Agent Fee) attributable to an Eligible Asset, the Seller will sell to the Owner of such Eligible Asset, respectively, additional interests in the Pool Receivables as part of such Eligible Asset until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to each Owner's Eligible Assets.

     (5) CNAI has been requested and is willing to act as Agent.

     (6) This Agreement is an amendment and restatement of the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as amended as of February 16, 1990, August 3, 1990 and June 14, 1991, among the Seller, Citibank and CNAI (the "Original Agreement").

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. (a) Unless otherwise defined herein, and subject to the modifications herein set forth, capitalized terms used in this Agreement or in any provisions of the CAFCO Agreement incorporated herein by reference shall have the meanings given to them in the CAFCO Agreement. Without limiting the foregoing, the defined terms "Contract", "Credit and Collection Policy" and "Investor Report", together with the related
Schedule IV, Schedule III and Exhibit C, respectively, of the CAFCO Agreement, are hereby incorporated by reference.

     (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administration Fee" has the meaning assigned to that term in Section 2.10.

          "Agent's Account" means the special account (account number 4051-7549) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

          "CAFCO Agreement" means the Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as amended and restated as of October 1, 1991, among the Seller, Corporate Asset Funding Company, Inc., Citibank and CNAI, as Agent, as the same may, from time to time, be amended, modified or supplemented.

          "Capital" of any Eligible Asset means the original amount paid to the Seller for such Eligible Asset at the time of its acquisition by Citibank or CNAI, as the case may be, pursuant to Sections 2.01 and 2.02, reduced from time to time. by Collections received and distributed on account of such Capital pursuant to Section 2.06; provided, however, that such Capital of such Eligible Asset shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "Certificate" means a certificate of assignment, by the Seller to the Agent, in the form of Exhibit A hereto evidencing each Eligible Asset.

          "Citibank Rate" for any Fixed Period for any Eligible Asset means the interest rate defined as the "Assignee Rate" in the CAFCO Agreement.

          "Collection Agent" means at any time the Person then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

          "Collection Agent Fee" has the meaning assigned to that term in
     Section 2.10.

          "Commitment" means $200,000,000, as such amount may be reduced pursuant to Section 2.03, less the then aggregate "Capital" of all "Eligible Assets" purchased and outstanding under or pursuant to the CAFCO Agreement.

          "Commitment Termination Date" means the earliest of (a) February 28, 1994, (b) the Facility Termination Date under the CAFCO Agreement, or (c) the date of termination of the Commitment pursuant to Section 2.03 or
     Section 7.01.

          "Event of Termination" has the meaning assigned to that term in
     Section 7.01.

          "Original Agreement" means the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as amended as of February 16, 1990, August 3, 1990 and June 14, 1991, among the Seller, Citibank and CNAI.

          "Owner" means Citibank and all other owners by assignment or otherwise of an Eligible Asset and, to the extent of the undivided interests so purchased, shall include any participants.

          "Program Fee" has the meaning assigned to that term in Section 2.10.

          "Termination Date" for any Eligible Asset means the earlier of (i) the Reinvestment Termination Date for such Eligible Asset and (ii) the Commitment Termination Date.

          "Yield" means for each Eligible Asset the product of

                                CR x C x ED + LF
                                         --
                                         360

          where:

               CR = the Citibank Rate for such Eligible Asset for such Fixed
                    Period

               C = the Capital of such Eligible Asset during such Fixed Period

               ED = the actual number of days elapsed during such Fixed Period;

               LF = the Liquidation Fee, if any, for such Eligible Asset for such Fixed Period;

     provided, however, that no provision of this Agreement or the Certificates shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     SECTION 1.02 Incorporation by Reference. Various provisions of (including defined terms) and Exhibits and Schedules to the CAFCO Agreement are specifically incorporated in this Agreement by reference, with the same force and effect as if the same were set out in this Agreement in full. All references in such incorporated provisions to the "Agent" and "Agreement" shall, without further reference, mean and refer to CNAI as Agent under this Agreement and this Agreement, respectively, and, without limitation, all references in such incorporated provisions to "Certificate", "Collections", "Contract", "Credit and Collection Policy", "Eligible Asset", "Net Receivables Pool Balance", "Owner", "Pool Receivable", "Purchase", "Receivable", "Receivables Pool" and "Related Security" shall mean and refer to the Certificate, Collections, a Contract, the Credit and Collection Policy, an Eligible Asset, the Net Receivables Pool Balance, an Owner, a Pool Receivable, a Purchase, a Receivable, the Receivables Pool and the Related Security under this Agreement, respectively; likewise, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the CAFCO Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement from the CAFCO Agreement is for convenience only, and this Agreement and the CAFCO Agreement shall at all times be, and be deemed to be and treated as, separate and distinct facilities. Incorporation by reference in this Agreement from the CAFCO Agreement shall not be affected or impaired by any subsequent expiration or termination of the CAFCO Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as agent for CNAI and the Owner shall have consented to such amendment or waiver in writing.

     SECTION 1.03 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.04 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.01 Commitment. On the terms and conditions hereinafter set forth, Citibank shall, and CNAI may in its sole discretion, make Purchases from time to time during the period from the date hereof to the Commitment Termination Date; provided, however, that Citibank shall not be obligated to make, and CNAI shall not make, any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets, together with the aggregate outstanding "Capital" of all "Eligible Assets" under the CAFCO Agreement, would exceed the Commitment. The Owner of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest, pursuant to Section 2.05, in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Eligible Asset.

     SECTION 2.02 Making Purchases. Each Purchase shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a Purchase shall specify the amount (which shall not be less than $1,000,000) and date of such Purchase, the Person to make such Purchase and the desired duration of the initial Fixed Period for the Eligible Asset to be purchased. If such notice specifies CNAI as making such Purchase, CNAI shall promptly notify the Agent, which shall promptly notify the Seller, whether CNAI has determined to make such Purchase. The Agent shall also notify the Seller whether the desired duration of the initial Fixed Period for the Eligible Asset to be purchased is acceptable. On the date of each Purchase, Citibank or CNAI, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the amount of its Purchase by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park Avenue, New York, New York.

     SECTION 2.03 Termination or Reduction of the Commitment. The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

     SECTION 2.04. through 2.09. Incorporation by Reference. Each of Sections
2.04 through 2.09 of the CAFCO Agreement is hereby incorporated herein by this reference.

     SECTION 2.10 Fees. (a) The Seller shall pay, from the date hereof until the later of the Commitment Termination Date or the date on which all Capital of all Eligible Assets is reduced to zero, the following fees:

          (i) to the Agent an administration and audit fee (the "Administration Fee") on the amount of the entire Purchase Limit (whether used or unused), at the per annum rate of 32.5/100 of 1%; provided, however, that if the Seller has at any time any long-term senior debt securities and such securities are rated at least the ratings set forth below by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P"), then (instead of 32.5/100 of 1%) such per annum rate shall be, beginning on the effective date of any such change and thereafter so long as such ratings are maintained, the per annum rate set forth in the table below opposite such ratings:

                                                                PER ANNUM RATE
RATING                                                          (Fraction of 1%)
------                                                          ----------------
At least A3 by Moody's and A- by S&P                            17.5/100
At least Baal by Moody's and BBB+ by S&P                        22.5/100
At least Baa2 by Moody's and BBB by S&P                         25/100
At least Baa3 by Moody's and BBB- by S&P                        32.5/100

provided, however, that if the ratings system of either Moody's or S&P shall change prior to the Commitment Termination Date, the parties hereto agree to amend this Agreement to reflect the then current system;

          (ii) to Citibank, in consideration for the Commitment, a fee (the "Program Fee") on the amount of the entire Purchase Limit (whether used or unused) at the per annum rate of 1/8 of 1%;

provided, however, that the Seller shall be entitled to a credit against the Administration Fee and the Program Fee payable under this Agreement by the full amount of the "Administration Fee" and "Program Fee", respectively, actually paid by the Seller under the CAFCO Agreement; provided, further, however, that no reduction or termination of the Commitment pursuant to Section 2.03 shall be given effect for the purposes of this Section 2.10 until the date which occurs nine months after the date hereof.

The Administration Fee and the Program Fee are payable in arrears monthly on the last day of each month during the term of this Agreement and on the later of the Commitment Termination Date or the date on which all Capital of all Eligible Assets is reduced to zero.

     (b) Each Owner shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Owner, from the date thereof until the later of the Commitment Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Eligible Assets; provided, however, that upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided, further, that such fees shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

     SECTION 2.11 Increased Costs. (a) If CNAI, the Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments; provided, however, that with respect to Affected Persons other than Citibank, CNAI or their respective Affiliates, payment will be provided only for increases in capital resulting from changes in laws, regulations or guidelines from and after June 14, 1991. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in
Section 2.12) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Owner of agreeing to purchase or purchasing, or maintaining the ownership of Eligible Assets in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by the Owner (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of the Owner or such Affected Person (as a third party beneficiary), from time to time as specified additional amounts sufficient to compensate for such increased costs. A certificate as to such amounts, submitted to the Seller and the Agent, shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.12 Additional Yield on Eligible Assets Bearing a Eurodollar Rate.
Section 2.12 of the CAFCO Agreement is hereby incorporated herein by this reference.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

     SECTION 3.01 Conditions Precedent to Initial Purchase. The initial Purchase of Eligible Assets was subject to the conditions precedent that the conditions precedent to the initial "Purchase" under the CAFCO Agreement shall have been satisfied on or prior to the date of such Purchase and that the Agent shall have
(i) completed a review, satisfactory to it in its sole discretion, of the Seller's billing, collection and reporting systems relating to the Receivables, including without limitation the Credit and Collection Policy, and (ii) received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

     (a) The Certificates;

     (b) A copy of the resolutions adopted by the Board of Directors of the Seller approving this Agreement, the Certificate and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

     (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Certificate and the other documents to be delivered by it hereunder (on which certificate the Agent and the Owner may conclusively rely until such time as the Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (c));

     (d) Secured Party's copies (or copies, certified by an officer of the Seller, of acknowledgment copies) of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Seller as the assignor of Receivables and CNAI, as Agent, as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest may be assigned hereunder;

     (e) Secured Party's copies (or copies, certified by an officer of the Seller, of acknowledgment copies) of proper Financing Statements (Form UCC-3) necessary to release all security interests and other rights, except the lien, if applicable, referred to in Section 4.01(h), of any Person in the Receivables previously granted by Seller;

     (f) A favorable opinion of Leon S. Cohan, General Counsel for the Seller, in substantially the form of Exhibit C hereto and as to such other matters as the Agent may reasonably request; and

     (g) A favorable opinion of Shearman & Sterling, counsel for the Agent, as the Agent may reasonably request.

     SECTION 3.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Sections 2.05 or 2.06 above, shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Seller shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report, dated within 20 days prior to the date of such Purchase and, upon the request of the Agent, a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent, and (b) on the date of such Purchase or reinvestment the CAFCO Agreement shall be in full force and effect and the following statements shall be true (and the Seller by accepting the amount of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified that):

          (i) The representations and warranties contained in Section 4.01 are correct on and as of such day as though made on and as of such date,

          (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

     SECTION 3.03 Conditions Subsequent to Initial Purchase. The Seller agreed that not later than 45 days after the date of the initial Purchase, it would deliver to the Agent, in form and substance satisfactory to the Agent:

     (a) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), listing all effective financing statements (including those referred to in Section 3.01(d)) which name the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 3.01(d), together with copies of such financing statements (none of which (except those filed pursuant to Section 3.01(f)) shall cover any Receivables or Contracts); and

     (b) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights, except the lien, if applicable, referred to in Section 4.01(h), of any Person in the Receivables previously granted by the Seller; and

     (c) Acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Seller as the assignor of Receivables and CNAI, as Agent, as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest may be assigned hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Seller. Each of the representations and warranties of the Seller, as set forth in
Section 4.01 of the CAFCO Agreement (including Schedules I and II), is hereby incorporated herein by this reference and is deemed to be herein restated and hereby reconfirmed in favor of the Owner, CNAI and the Agent.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

                  SECTION 5.01 Affirmative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, comply with each and every affirmative covenant of the Seller as set forth in Section 5.01 of the CAFCO Agreement, each of which is hereby incorporated herein by this reference.

                  SECTION 5.02 Reporting Requirements of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent each and every report, document, certificate or other item referred to in Section 5.02 of the CAFCO Agreement, which is incorporated herein by this reference, except that each reference in said Section 5.02(e) to an "Event of Investment Ineligibility" shall be deemed to be a reference to an Event of Termination.

                  SECTION 5.03 Negative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will not, without the written consent of the Agent, violate any negative covenant set forth in Section 5.03 of the CAFCO Agreement, each of which is incorporated herein by this reference.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

                  SECTION 6.01 Designation of Collection Agent. The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

     SECTION 6.02 through 6.05. Incorporation by Reference. Each of Sections
6.02 through 6.05 of the CAFCO Agreement is hereby incorporated herein by this reference, except that the reference in said Section 6.02(b) to "Facility Termination Date" shall be and be deemed to be a reference to the Commitment Termination Date.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

     SECTION 7.01 Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

     (a) The Collection Agent (if other than the Agent or Citibank) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

     (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.03(e) of the CAFCO Agreement or Section 6.03(a) of the CAFCO Agreement (in each case as incorporated herein by reference); or

     (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, the Original Agreement or any Investor Report or other information or report delivered pursuant hereto or to the Original Agreement shall prove to have been false or incorrect in any material respect when made; or

     (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice thereof shall have been given by the Agent to the Seller; or

     (e) Any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason, except to the extent permitted by the terms hereof (including Section 4.01(h), cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage Ownership Interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto or the Certificate shall for any reason cease to evidence in the Owner of such Eligible Asset legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of such Eligible Asset; or

     (f) The Delinquency Ratio as at the last day of any calendar month shall exceed 45% or the Default-to-Delinquency Ratio as at the last day of any calendar month shall exceed 50%; or

     (g) The Net Receivables Pool Balance shall for a period of five consecutive Business Days be less than 115% of the sum of the aggregate outstanding Capital of all Eligible Assets and of the aggregate outstanding "Capital" or all "Eligible Assets" under the CAFCO Agreement; or

     (h) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1990, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder; or

     (i) There shall have occurred any event which constitutes or would, with the giving of notice or the lapse of time or both, constitute an "Event of Investment Ineligibility" under the CAFCO Agreement or the CAFCO Agreement shall cease for any reason to be in full force and effect; or

     (j) The sum of the Eligible Assets plus the "Eligible Assets" under the CAFCO Agreement shall for a period of five consecutive Business Days be greater than 100%;

then, and in any such event, the Agent may, by notice to the Seller declare the Commitment to be terminated, whereupon the Commitment shall terminate, except that, in the case of any event described above in subsection (e), or in the case of any event described in clause (i) of Section 7.01(g) of the CAFCO Agreement, the Commitment shall terminate automatically upon the occurrence of such event. Upon any such termination of the Commitment, the Agent and the Owner shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.01 Authorization and Action. Each of the Owner and CNAI hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 8.02 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Owner or CNAI and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Owner or CNAI for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto: and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03 CNAI and Affiliates. With respect to any Eligible Asset owned by CNAI, CNAI shall have the same rights and powers under this Agreement as would any Owner and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Owner.

                                   ARTICLE IX

                          ASSIGNMENT OF ELIGIBLE ASSETS

     SECTION 9.01 Assignability. (a) This Agreement and the Owner's rights and obligations herein (including ownership of each Eligible Asset) shall be assignable by the Owner and its successors and assigns to Citibank, CNAI, any of their Affiliates, any person managed by Citibank, CNAI or any of their Affiliates or any financial or other institution acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

     (b) The amount being assigned pursuant to each assignment shall in no event be less than the lesser of 5% of outstanding Capital and the assignor's remaining balance.

     SECTION 9.02 Authorization of Agent. Each of the Owner and CNAI authorizes the Agent, and the Agent agrees that it shall, annotate the Certificate to reflect any assignment of an Eligible Asset hereunder.

                                    ARTICLE X

                                 INDEMNIFICATION

     SECTION 10.01 Indemnities by the Seller. Without limiting any other rights which the Agent, the Owner or CNAI or any Affiliate thereof may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of the Agent, the Owner, CNAI and each Affiliate thereof from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership of Eligible Assets or in respect of any Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, the Owner or CNAI or any such Affiliate, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) any income taxes incurred by any of them arising out of or as a result of this Agreement or the ownership of Eligible Assets or in respect of any Receivable or any Contract. Without limiting the foregoing, Seller shall indemnify each of the Agent, the Owner, CNAI and each Affiliate thereof for Indemnified Amounts relating to or resulting from:

          (i) the creation of an undivided percentage Ownership Interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

          (ii) reliance on any representation or warranty made by the Seller (or any of its officers) under or in connection with this Agreement, the Original Agreement, any Investor Report or any other information or report delivered by the Seller pursuant hereto or to the Original Agreement, which shall have been false or incorrect in any material respect when made or deemed made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest continuously in the Owner of an Eligible Asset an undivided percentage ownership interest, to the extent of each Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim except for the lien, if applicable, referred to in Section 4.01(h);

          (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any failure by the Seller to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contract related to the Pool Receivables;

          (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (viii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
     Article VI;

          (ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (x) the commingling of Collections of Pool Receivables at any time with other funds;

          (xi) the enforcement or legal recognition of any prior interest under the Mortgage in or to any Receivables or the proceeds thereof; or

          (xii) any breakage and other expenses and costs, if any, of Citibank, CNAI or any Owner (including without limitation attorneys' fees, disbursements and accrued interest) of interest rate swaps, collars, forward agreements and futures contracts in connection with the funding or maintenance of any Eligible Asset by Citibank, CNAI or such Owner.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement (including, without limitation, any provision of the CAFCO Agreement which is incorporated herein by reference) nor consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, as agent for CNAI and the Owner, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 11.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication) and mailed or telexed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, in the case of notice by mail, when deposited in the mails, and, in the case of notice by telex, when telexed, in each case addressed as aforesaid, except that notices and communications to the Agent pursuant to Article II shall not be effective until received.

     SECTION 11.03 No Waiver; Remedies. No failure on the part of the Agent, the Owner or CNAI to exercise, and no delay in exercising, any of their respective rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Citibank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the credit or the account of the Seller against any and all of the obligations of the Seller, now or hereafter existing under this Agreement to the Owner, CNAI or the Agent or their respective successors and assigns, irrespective of whether or not any demand shall have been made under this Agreement and although such obligation may be unmatured. Citibank agrees promptly to notify the Seller after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 11.04 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent, the Owner and CNAI, and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as no Capital of any Eligible Asset shall be outstanding and, in the case of the Seller's obligation to pay the Program Fee, until such time as no "Capital" of any "Eligible Asset" shall be outstanding under the CAFCO Agreement; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article X and Sections 11.06 and
11.07 shall be continuing and shall survive any termination of this Agreement.

     SECTION 11.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Owner in the Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

     SECTION 11.06 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Agent, the Owner, CNAI and their respective Affiliates under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Citibank, CNAI and the Agent with respect thereto and with respect to advising Citibank, CNAI and the Agent as to their respective rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Owner, CNAI and their respective Affiliates in connection with the enforcement of this Agreement, the Certificate and the other documents to be delivered hereunder,

     (b) In addition, the Seller shall reimburse Citibank, CNAI and the Agent for any and all stamp and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificates or the other documents to be delivered hereunder, and agrees to indemnify each of the Agent, Citibank and CNAI against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 11.07 Confidentiality. Unless otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof), including the terms and provisions of the CAFCO Agreement (and all drafts thereof) incorporated herein by reference, in communications with third parties and otherwise; provided, however, that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and
(iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided, further, however, that the Agreement may be disclosed to the Seller's legal counsel pursuant to an agreement of the type referred to in clause (iv), above; and provided, further, however, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller. The Agent, Citibank, CNAI and each assignee of an Eligible Asset or any interest therein and each entity which enters into a commitment to purchase Eligible Assets or interests therein may, in connection with any assignment or participation or proposed assignment or participation disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller furnished to such entity by or on behalf of the Seller or by the Agent; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities.

     SECTION 11.08 Confirmation of Agreement. Except as herein expressly amended, the Original Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to "this Agreement" shall mean this Agreement as amended and restated, and as hereinafter amended and/or restated. In accordance with the last sentence of Section 1.02 of this Agreement, CNAI and Citibank hereby consent to the amendment and restatement of the CAFCO Agreement as of October 1, 1991.

     SECTION 11.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers (or agents) thereunto duly authorized, as of the date first above written.

                                            THE DETROIT EDISON COMPANY


                                            By
                                              ----------------------------------
                                                  Title:

                                            2000 Second Avenue
                                            Detroit, MI 48226


                                            CITIBANK, N.A.


                                            By
                                              ----------------------------------
                                                  Attorney-in-Fact

                                            450 Mamaroneck Avenue
                                            Harrison, New York 10528
                                            Attention: President
                                            (Telex No. 127001 Route to
                                            Citiswitch Terminal NYEQF)

                                            CITICORP NORTH AMERICA, INC.
                                                individually and as Agent



                                            By
                                               ---------------------------------
                                                    Vice President

                                            450 Mamaroneck Avenue
                                            Harrison, New York 10528
                                            Attention: Corporate Asset
                                            Funding Department
                                            (Telex No. 127001 Route to
                                            Citiswitch Terminal NYEQF)

                                                                [EXECUTION COPY]

                                    AMENDMENT

                          Dated as of February 28, 1994

          This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N. A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

          PRELIMINARY STATEMENTS:

          (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

          (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

          SECTION 1. Amendments to Agreement. The Agreement is, effective as of the date hereof, hereby amended as follows:

               (a) The definition of "Commitment Termination Date" set forth in
          Section 1.01 is amended to read as follows:

               "`Commitment Termination Date' means the earliest of (a) February 23, 1995, unless, prior to such date (or the date of any extension referred to below), Citibank, in its sole discretion, shall consent that the Commitment Termination Date be extended for up to an additional year, (b) the Facility Termination Date under the CAFCO Agreement, or (c) the date of termination of the Commitment pursuant to Section 2.03 or Section 7.01."

               (b) The definitions of "Administration Fee" and "Program Fee" set forth in Section 1.01 are deleted.

               (c) Section 2.10(a) is amended to read as follows:

               "(a) The Seller shall pay fees pursuant to a letter agreement."

          SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

               (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

               (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect.

               (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          SECTION 3. Reference to and Effect on the Agreement. (a) On and after the date hereof each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

               (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank, or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

          SECTION 4. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, Citibank, CNAI and their respective

     Affiliates against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         THE DETROIT EDISON COMPANY

                                         By_____________________________________
                                         Title:



                                         CITICORP NORTH AMERICA, INC.,
                                         Individually and as Agent

                                         By_____________________________________
                                                            Vice President


                                         CITIBANK, N. A.


                                         By_____________________________________
                                                           Attorney-in-Fact

January 30, 1996


Mr. Christopher C. Arvani
Assistant Treasurer
The Detroit Edison Company
2000 Second Avenue
Detroit, MI 48226-1279

    RE: Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as Amended and Restated as of October 1, 1991, and as further amended as of February 28, 1994 (the "Agreement").

Dear Chris:

The Detroit Edison Company ("Detroit Edison"), Citibank, N. A. ("Citibank"), and Citicorp North America, Inc. (the "Agent") have entered into the Agreement; the terms defined therein being used herein as therein defined unless otherwise defined herein.

Detroit Edison has requested that Citibank consent to an extension of the Commitment Termination Date.

Effective as of February 19, 1996, Citibank and the Agent agree to extend the Commitment Termination Date to February 13, 1997. The Agreement is, in all other respects, ratified and confirmed.

                                CITIBANK, N.A.



                                By:  _________________________________________
                                                 Attorney-in-Fact

                                CITICORP NORTH AMERICA, INC.,
                                Individually and as Agent

                                By:  _________________________________________
                                                  Vice President

Acknowledged and agreed to as of the
date first above written:

THE DETROIT EDISON COMPANY

By:  ___________________________________
Title:

January 27, 1997



Mr. Christopher C. Arvani
Assistant Treasurer-Banking
The Detroit Edison Company
2000 Second Avenue
Detroit, MI 48226-1279

     RE: Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as Amended and Restated as of October 1, 1991, and as further amended as of February 28, 1994 (the "Agreement").

Dear Chris:

The Detroit Edison Company ("Detroit Edison"), Citibank, N. A. ("Citibank"), and Citicorp North America, Inc. (the "Agent") have entered into the Agreement; the terms defined therein being used herein as therein defined unless otherwise defined herein.

Detroit Edison has requested that Citibank consent to an extension of the Commitment Termination Date.

Effective as of February 13, 1997, Citibank and the Agent agree to extend the Commitment Termination Date to February 6, 1998. The Agreement is, in all other respects, ratified and confirmed.

                                   CITIBANK, N.A.


                                   By: ________________________________________
                                                   Vice President

                                   CITICORP NORTH AMERICA, INC.,
                                   Individually and as Agent

                                   By: ________________________________________

Acknowledged and agreed to as of the
date first above written:

THE DETROIT EDISON COMPANY



By:  __________________________________
Title

                                                               [EXECUTION COPY]





                                    AMENDMENT

                          Dated as of February 1, 1999

     This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

     PRELIMINARY STATEMENTS:

     1. The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     2. The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

     SECTION 1. Amendments to Agreement. The Agreement is, effective as of the date hereof, hereby amended as follows:

          (a) The definition of "Commitment Termination Date" set forth in
     Section 1.01 is amended to read as follows:

                "`Commitment Termination Date' means the earliest of
          (a) January 27, 2000, unless, prior to such date (or the date of any extension referred to below), Citibank, in its sole discretion, shall consent that the Commitment Termination Date be extended for up to an additional 364 days, (b) the Facility Termination Date under the CAFCO Agreement, or (c) the date of termination of the Commitment pursuant to Section 2.03 or
          Section 7.01."

          (b) Section 3.02 is amended by adding a new clause (b) (iii) to read in full as follows:

                "(iii) On such date, all of the Seller's long-term public senior debt securities are rated at least BBB- by Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc., and Baa3 by Moody's Investors Service, Inc., or, if such debt securities are not publicly rated on such date, the Agent has determined, in its sole discretion, that such debt securities would receive such ratings if they were publicly rated".

     SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

          (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

          (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          SECTION 3. Reference to and Effect on the Agreement: Consent of the Agent.

          (a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

          (d) The Agent, as agent for Citibank and the Owner, hereby consents, pursuant to Section 1.02 of the Agreement, to the incorporation by reference of the CAFCO Agreement, as amended concurrently with the Agreement.

     SECTION 4. Costs. Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         THE DETROIT EDISON COMPANY


                                         By
                                           -----------------------------------
                                            Title:



                                         CITICORP NORTH AMERICA, INC.,
                                           Individually and as Agent


                                         By
                                           -----------------------------------
                                                      Vice President



                                         CITIBANK, N.A.,


                                         By
                                           ----------------------------------
                                                      Vice President

                                                                [EXECUTION COPY]




                                    AMENDMENT


                          Dated as of January 27, 2000


     This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

     PRELIMINARY STATEMENTS:

     (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994, and an Amendment dated as of February 1, 1999 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

     SECTION 1. Amendment to Agreement. The definition of "Commitment Termination Date" set forth in Section 1.01 of the Agreement is, effective as of the date hereof, hereby amended to read as follows:

       "`Commitment Termination Date' means the earliest of (a) January 25, 2001, unless, prior to such date (or the date of any extension referred to below), Citibank, in its sole discretion, shall consent that the Commitment Termination Date be extended for up to an additional 364 days, (b) the Facility Termination Date under the CAFCO Agreement, or (c) the date of termination of the Commitment pursuant to Section 2.03 or
       Section 7.01."

     SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

          (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

          (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          SECTION 3. Reference to and Effect on the Agreement; Consent of the Agent.

          (a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

          (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, the Investor, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

     SECTION 4. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including without limitation, the reasonable fees and [REASONABLE] out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and [REASONABLE] expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  THE DETROIT EDISON COMPANY


                                  By
                                    -----------------------------------------
                                     Title:

                                  CITICORP NORTH AMERICA, INC.
                                  Individually and as Agent


                                  By
                                    -----------------------------------------
                                                Vice President


                                  CITIBANK, N.A.


                                  By
                                    -----------------------------------------
                                                Vice President

                                    AMENDMENT

                          Dated as of January 25, 2001

     This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

     PRELIMINARY STATEMENTS:

     (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994, an Amendment dated as of February 1, 1999 and an Amendment dated as of January 27, 2000 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

     Section 1. Amendment to Agreement. The definition of "Commitment Termination Date" set forth in Section 1.01 of the Agreement is, effective as of the date hereof, hereby amended to read as follows:

          "`Commitment Termination Date' means the earliest of (a) January 24, 2002, unless, prior to such date (or the date of any extension referred to below), Citibank, in its sole discretion, shall consent that the Commitment Termination Date be extended for up to an additional 364 days, (b) the Facility Termination Date under the CAFCO Agreement, or (c) the date of termination of the Commitment pursuant to Section 2.03 or Section 7.01."

     Section 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

          (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

          (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

     Section 3. Reference to and Effect on the Agreement; Consent of the Agent.
(a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (a) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

     Section 4. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         THE DETROIT EDISON COMPANY


                                         By:
                                              ----------------------------------
                                         Title:


                                         CITICORP NORTH AMERICA, INC.,
                                         Individually and as Agent

                                         By:
                                              ----------------------------------
                                                        Vice President


                                         CITIBANK, N.A.


                                         By:
                                              ----------------------------------
                                                        Vice President

                                   AMENDMENT

                           Dated as of March __, 2001

     This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, Inc., as agent (the "Agent") for itself and Citibank.

     PRELIMINARY STATEMENTS:

     (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994, an Amendment dated as of February 1, 1999, an Amendment dated as of January 27, 2000 and an Amendment dated as of January 25, 2001 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

     SECTION 1. Amendment to Agreement. (a) The definition of "CAFCO Agreement" set forth in Section 1.01 of the Agreement is, effective as of the date hereof, hereby amended to read as follows:

          "CAFCO Agreement" means the Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as amended and restated as of October 1, 1991 and as further amended and restated as of March __, 2001, among the Seller, Corporate Asset Funding Company, Inc., Citibank and CNAI, as Agent, as the same may, from time to time, be amended, modified, supplemented or restated."

     (b) Section 5.01 of the Agreement is amended by eliminating the period at the end thereof and adding the phrase", except that each reference in said
Section 5.01(h) to an 'Event of Investment Ineligibility' shall be deemed to be a reference to an Event of Termination."

     (c) Section 6.01 of the Agreement is amended by adding the phrase "after the occurrence of an Event of Termination" after the word "time" in line 9 thereof.

     (d) Section 6.02 through 6.05 are amended in their entity to read as follows:

          "Sections 6.02 through 6.05.  Incorporation by Reference.  Each of
     Section 6.02 through 6.05 of the CAFCO Agreement is hereby incorporated herein by this reference, except that (i) the reference in said Section 6.02(b) to the 'Facility Termination Date' shall be deemed to be a reference to the Commitment

          Termination Date and (ii) the reference in said Section 6.03(a) to an 'Event of Investment Ineligibility' shall be deemed to be a reference to an Event of Termination."

          (e) Section 7.01(h) is amended by deleting the year "1990" in line 3 thereof and replacing it with "1999".

          (f) Section 10.01 is amended by striking the period at the end of clause (xii) thereof, replacing it with ";or" and adding new clause (xiii) thereto to read as follows:

          "(xiii) Any claim brought by any Swap Counterparty (as that term is defined in the Indenture) arising out of or in connection with the Intercreditor Agreement."

     SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

          (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution,delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

          (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

     SECTION 3. Reference to and Effect on the Agreement; Consent of the Agent.
(a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

     (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provisions of the Agreement.

     (d) In accordance with the provisions of Section 1.02 of the Agreement, the Agent hereby consents to the terms of the CAFCO Agreement, as amended and restated as of this date.

     SECTION 4. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        THE DETROIT EDISON COMPANY



                                        By:____________________________________
                                           Title:



                                        CITICORP NORTH AMERICA, INC.,
                                          Individually and as Agent



                                        By____________________________________
                                                    Vice President



                                        CITIBANK, N.A.



                                        By____________________________________
                                                    Vice President